Exhibit 99.1

PAPA MURPHY’S ANNOUNCES ACTIONS AGAINST STRATEGIC INITIATIVES
TO IMPROVE OPERATING PERFORMANCE AND GO-FORWARD PROFITABILITY

•	Accelerates convenience strategy through partnership with Olo

•	Facilitates refranchising with closure of up to 16 company stores

•	Annual EBITDA expected to be benefited by approximately $1.9 million

Vancouver, WA, June 5, 2017 - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced actions advancing two of the Company’s strategic initiatives designed to improve near-term operating performance and go-forward profitability. The Company will incur a one-time after-tax charge of up to $7.4 million related to these actions, including one-time non-cash impairment charges after-tax of up to $6.6 million. These actions are expected to benefit annual EBITDA by approximately $1.9 million and improve annual diluted earnings per share by approximately $0.09.
New Partnership with Olo
The Company announced plans to accelerate its convenience strategy through a partnership with Olo, the leading provider of online and mobile ordering capabilities. Papa Murphy’s move to Olo’s digital platform will enable online and mobile ordering to be fully integrated with third-party marketplace and delivery services, where available, providing a seamless convenient experience for both customers and franchise-owners.
“We continue to believe convenience is a big opportunity for us, and we are confident that Olo is the right partner as we upgrade our digital platform,” said Jean Birch, Chair of the Board and Interim Chief Executive Officer of Papa Murphy’s Holdings. “Two of our key near-term strategies include improving customer convenience and supporting our franchise-owners with cost-effective tools to help them run better operations. Olo’s digital expertise and ability to integrate and simplify the ordering and delivery processes, support both of these key goals.”
The new platform, which the Company expects to be operational in the first quarter of 2018, is expected to improve the online and mobile ordering experience, making it easier for Papa Murphy’s customers to find their local store, customize their order, and pay for their meal. Through Olo’s Dispatch delivery network, which leverages delivery service providers such as Uber, Favor, and DeliverLogic, and its Rails marketplace platform, which seamlessly integrates with services such as Postmates, DoorDash, and delivery.com, Papa Murphy’s customers will be able to enjoy their favorite fresh pizzas with the convenience of home delivery.
“We’re proud to partner with such a unique and innovative brand as Papa Murphy’s to help elevate the Company’s digital experience,” said Noah Glass, Founder and CEO of Olo. “With its focus on fresh ingredients, and hand-crafted and personalized tastes, Papa Murphy’s is tapped into what today’s consumers want for their families. Now, with delivery through the Dispatch and Rails platforms, we’re excited to make this incredible bake-at-home pizza more convenient and accessible than ever before.”

The Company estimates the cost efficiencies from a move to Olo’s digital platform will benefit go-forward annual EBITDA by approximately $0.9 million and improve annual diluted earnings per share by around $0.04. As part of the transition, the Company will recognize a one-time non-cash after-tax charge of approximately $5.1 million related to the impairment of its current online ordering platform.
Planned Closure of Company-Owned Stores
The Company also announced plans to close up to sixteen company-owned stores across several markets by the end of the year. The closures are a result of an ongoing strategic review of the Company store portfolio as the Company prepares markets to be refranchised.
“As we work to prepare for the refranchising of a majority of our Company-owned stores, we have assessed the on-going viability of certain locations and are taking action to optimize the near-term value of the portfolio to benefit both the Company and the franchise-owners acquiring the markets,” said Birch. “We have a clear opportunity to reduce short-term losses while giving new owners a more profitable portfolio of stores from the start.”
The Company estimates that the closures will benefit annual EBITDA by approximately $1.0 million and benefit annual diluted earnings per share by around $0.05. As a result of the closures, the Company is expected to incur an after-tax charge of up to $2.3 million, including a non-cash after-tax impairment charge of up to $1.5 million related to the current carrying value of the stores to be closed. The Company expects most closures to take place in the second quarter, with final closure decisions to be made by the end of the third quarter.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates more than 1,500 franchised and corporate-owned fresh pizza stores in 39 States, Canada and United Arab Emirates. Papa Murphy’s core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. Order online today at www.papamurphys.com.
About Olo
Olo helps restaurant brands maximize revenue per square foot by delivering faster, more accurate, and more personal service to their customers. Through beautiful, fully-branded digital interfaces, Olo’s enterprise-grade ordering platform integrates with the brands’ existing systems, opening new digital revenue streams injected seamlessly into the restaurant’s operations. Olo is a pioneer in the industry, beginning with text message ordering on mobile feature phones in 2005. Today, over 50 million consumers use the Olo platform to Skip the Line® or get food delivered from the restaurants they love. Clients include Applebee’s (DIN), Chili’s (EAT), Chipotle (CMG), Denny’s (DENN), Five Guys Burgers & Fries, Jamba Juice (JMBA), Noodles & Company (NDLS), Red Robin (RRGB), Shake Shack (SHAK), sweetgreen, Wingstop (WING), and more. Learn more at www.olo.com and or visit our Dispatch page at www.olo.com/dispatch.
Forward-looking Statements
This press release, as well as other information provided from time to time by Papa Murphy’s Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected one-time charges, projected impairment charges, projected EBITDA, projected diluted earnings per share, expectations regarding the Olo platform and the benefits from a relationship with Olo, future financial or operational results, future franchise owner profitability, and business strategy.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2017, (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
The Company is providing with this press release forward-looking estimates of the non-GAAP financial measure of EBITDA. EBITDA is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (loss) (the most comparable GAAP financial measure to EBITDA). The Company’s management believes that EBITDA is helpful as an indicator of the current financial performance of the Company because EBITDA reflects the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have not provided a reconciliation of forward-looking EBITDA to GAAP net income (loss) because of the inherent difficulty in forecasting and quantifying various adjustments that are necessary for these reconciliations and, accordingly, the reconciling information cannot be obtained without unreasonable effort.

Investor Contact:
Alexis Tessier, ICR
papamurphys-ir@icrinc.com
877-747-7272

Media Contact:
Christine Beggan, ICR
christine.beggan@icrinc.com
203-682-8329